     Warnicke  &  Littler,  P.L.C.
     1411  N.  Third  Street
     Phoenix,  Arizona  85004
     TELEPHONE  (602)  256-0400
     FAX  (602)  256-0345



E-MAIL:  administrator@warnickelittler.com
Ronald  E.  Warnicke/SBN  001791
Thomas  E.  Littler/SBN  006917
Attorneys  for  Debtor
                                                         COPY OF
                                                 ORIGINAL FILED ON THIS DATE
                                                        JUL 26 2002

                                                     Kevin E. O'Brien
                                                   CLERK U.S. BANKRUPTCY
                                                    COURT, DIST. OF AZ


                         UNITED STATES BANKRUPTCY COURT

                               DISTRICT OF ARIZONA


In  re:
     No.  02-01090-PHX-RTB
In  re:

MW MEDICAL, INC., a Nevada corporation,)     No.  02-01090-PHX-RTB
                                       )
                            Debtor.    )     Chapter  11
---------------------------------------------------------------------
In  re:                                )
                                       )
MICROWAVE MEDICAL CORPORATION,         )
a California corporation,              )     No.  02-01298-PHX-GBN
                                       )
                                       )
                                       )
                           Debtor.     )     Chapter  11
---------------------------------------------------------------------

                                     AMENDED
                            ORDER CONFIRMING DEBTORS'
                   FIRST AMENDED JOINT PLAN OF REORGANIZATION
                           Hearing Date:  May 29, 2002
                            Hearing Time:  9:00 a.m.

     This matter came before the Court on May 29, 2002, for a confirmation hearing on the Debtors' Amended Joint Plan of Reorganization, (the "Plan"), which was set by the Court on April 11, 2002. Unless stated otherwise, all terms defined in the Plan will have the same meanings when used in this Order. With respect to the Plan, the Court finds and concludes as follows:

     1, By an Order dated April 11, 2002, the Court approved the Debtors' First Amended Joint Disclosure Statement (the "Disclosure Statement") related to the First Amended Joint Plan after circulation of the Disclosure Statement and Plan as required by the Bankruptcy Code; said Order fixed the procedures related to the solicitation of votes on the Plan. Following the Court's entry of the Order approving the Disclosure Statement, plan solicitation packages, including the Disclosure Statement, were timely transmitted to the creditors and plan packages including a court approved summary of the Disclosure Statement were mailed to equity security holders, all in accordance with Bankruptcy Rule 3017(d) and other applicable procedural rules.


     2.  Voting  on  the  Joint  Plan  is summarized in the "Ballot Report" (the
                                                             -------------
"Ballot Report") filed by the Debtors with the Court on May 24, 2002. Each class of creditors accepted the Plan in the requisite percentages, no vote was cast against the Plan by any creditor and the Plan is fully consensual.

     3. Only one objection to the Joint Plan was filed. The objection was filed by the Internal Revenue Service, seeking that the Plan not be confirmed unless arrangements for payment of its priority claim be made. The Internal Revenue Service was represented in open court and has agreed that its objection be ruled upon and has presented no evidence to support its estimate that monies are due. The Internal Revenue Service withdraws its claim and has approved the form of this Order.

     4. On May 29, 2002, the Court conducted the confirmation hearing on the Joint Plan, at which time the Court considered all pleadings and other documents related to plan confirmation, including, but not limited to: (i) the Plan terms in the First Amended Joint Plan attached hereto as Exhibit 1; and (ii) argument by counsel and parties in interest appearing at the confirmation hearing; and,
(iii) the proposed modification of the Plan providing for non cash payment of an administrative claim in exchange for stock in an affiliate under Section 1145 of the Bankruptcy Code. The Court also considered any prior testimony, evidence and motions that have been presented or filed in these cases, and the entire record before the Court.

     5. The Court expressly finds and concludes that modification to the Plan for payment of Warnicke & Littler or Ronald E. Warnicke as an administrative expense, incorporated in the modified Plan attached hereto as Exhibit 1, does not materially or adversely change the treatment of any creditor or party-in-interest who has previously cast a ballot to or reject the Plan and that the principal purpose of the modification to the Joint Plan is to pay administrative expenses for which the Debtors have no funds available. Said administrative expense is reasonable based upon the work done in this case as apparent from the record involved in taking this case to successful confirmation and said claim is deemed allowed and shall be fully paid pursuant to the modification as set forth in Exhibit "1". Accordingly, no further disclosure of information, solicitation of creditors and parties in interest, or voting is required with respect to the modification of the First Amended Joint Plan attached hereto as Exhibit "1." The term "Plan" used in this Order shall hereinafter include the First Amended Joint Plan as modified and attached hereto as Exhibit "1", certain typographical errors in the attachment to Exhibit "1" having been corrected.

     6. Confirmation of the Plan is a core proceeding under 28 U.S.C. Sec.157(b)(2). Pursuant to 28 U.S.C. Sec.Sec.157(b)(2) and 1334, this Court has the jurisdiction to enter a final order confirming the Plan. The Court finds that the First Amended Joint Plan of Reorganization substantively consolidates the two bankruptcy cases.

     7. The Plan and this Court's hearing thereon were filed in good faith, duly and properly noticed to all creditors and parties in interest in the Debtors' Chapter 11 cases. The Court has determined that the Plan (attached hereto as Exhibit "1") satisfies the requirements for confirmation set forth in the Bankruptcy Code Sec.1129 (a) through (d) and that the modification is not material.

     Based on the foregoing findings and conclusions, and the entire record before the Court; and good cause appearing, IT IS HEREBY ORDERED as follows:

     A. The Plan, attached hereto as Exhibit 1, shall be, and hereby is, confirmed pursuant to Bankruptcy Code Sec.1129 and the objection of the Internal Revenue Service is overruled and denied. The two bankruptcy cases are substantively consolidated.

     B. The Debtors and all other necessary parties are authorized, empowered, and directed, without further Order of this Court and pursuant to Bankruptcy Code Sec. Sec. 1142 and 1145, to execute and deliver any instrument, any shares of free trading stock pursuant to the Plan, or any other document incidental to consummation of the Plan and to perform any act, that is necessary, desirable, or required for the consummation of the Plan. Pursuant to Bankruptcy Code Sec.1141, and except as otherwise provided in the Plan or this Order, entry of this Order discharges any and all Claims against the Debtors, including, but not limited to, any Claim which arose at any time before the entry of the Order and any Claim of a kind described in Bankruptcy Code Sec.502(g), (h) and (i). On and after the Confirmation Date, and as to every discharged Claim, every holder of a Claim shall be precluded from asserting against the Debtors, and any assets of the Debtors, any such discharged Claim and any rights, remedies, demands, damages, or liabilities of any kind arising from or related to any such discharged Claim. Debtors as used in this paragraph of this order includes all successors and/or affiliates.

     C. Chapter 11 debtors may pay Chapter 11 fees to the Office of the U.S. Trustee after confirmation of a plan of reorganization and the Debtors shall be, and hereby are, directed to continue paying in cash the U.S. Trustee fees from and after the Confirmation Date as such fees become due until the Debtors' cases are closed.

     D.  This  Court  shall  retain jurisdiction in accordance with the terms of
Article 10 of the Plan. This retention of jurisdiction shall not, and does not, affect the finality of this Order. The Court hereby expressly directs that this Order shall be entered forthwith, and shall be effective immediately.

                     JUL 26 2002
     DATED  this  ____  day  of  __________,  2002.

                                   /s/ REDFIELD  T  BAUM
                                   -------------------------------------
                                   THE  HONORABLE  REDFIELD  T  BAUM
                                   UNITED  STATES  BANKRUPTCY  JUDGE

ACCEPTED  AND  APPROVED
AS  TO  FORM  AND  CONTENT.

/s/ Paul  A.  Randolph
________________________________________
Paul  A.  Randolph
United  States  Attorney
District  of  Arizona

     Warnicke  &  Littler,  P.L.C.
     1411  N.  Third  Street
     Phoenix,  Arizona  85004
     TELEPHONE  (602)  256-0400
     FAX  (602)  256-0345


E-MAIL:  administrator@warnickelittler.com
Ronald  E.  Warnicke/SBN  001791
Thomas  E.  Littler/SBN  006917
Attorneys  for  Debtor



                                                        RECEIVED

                                                   2002 MAY 29 P 3:19

                                                     Kevin E. O'Brien
                                                   CLERK U.S. BANKRUPTCY
                                                    COURT, DIST. OF AZ

                         UNITED STATES BANKRUPTCY COURT

                               DISTRICT OF ARIZONA


In  re:

MW MEDICAL, INC., a Nevada corporation,)     No.  02-01090-ECF  -RTB
                                       )
                            Debtor.    )     Chapter  11
---------------------------------------------------------------------
In  re:                                )
                                       )
MICROWAVE MEDICAL CORPORATION,         )
a California corporation,              )     No.  02-01298-ECF
                                       )
                           Debtor.     )     Chapter  11
---------------------------------------------------------------------


       FIRST AMENDED JOINT PLAN OF REORGANIZATION DATED FEBRUARY 21, 2002
                 PROPOSED BY WARNICKE & LITTLER FOR THE DEBTORS
                       AS MODIFIED AT CONFIRMATION HEARING
                      _____________________________________

ARTICLE                                                                    PAGE
-------                                                                    ----

I.               DEFINITIONS                                                 2
                 1.01    Defined  Terms                                      2
                 1.02    Undefined  Terms                                    2
                 1.03    Interpretation                                      2

II.             CLASSIFICATION  OF  CLAIMS  AND  INTERESTS                   2
                 2.01    General                                             2
                 2.02    Class  1:  Administrative  Expenses                 2
                 2.03    Class  2:  Priority  Tax  Claims                    3
                 2.04    Class  3:  Priority  Wage  Claims.                  3
                 2.05    Class  4:  General  Unsecured  Claims               3
                 2.06    Class  5:  Unsecured Portion of Secured Creditors'
                                    Claims                                   3
                 2.07    Class  6:  Secured  Claims                          3
                 2.08    Class  7:  Equity  Security  Holders'  Interest     3
                 2.09               Elimination  of  Classes                 3

III.           IDENTIFICATION  OF  UNIMPAIRED  CLASSES  OF
               CLAIMS  AND  EQUITY INTERESTS                                 3
                 3.01    Unimpaired Classes  of  Claims                      3
                 3.02    Impairment Controversies                            3

IV.          ACCEPTANCE  OR  REJECTION  OF  PLAN;  EFFECT  OF
             REJECTION  BY  ONE  OR  MORE  CLASSES  OF  CLAIMS               4
                 4.01    Classes  Entitled  to  Vote                         4
                 4.02    Creditors  Not  Entitled  to  Vote                  4
                 4.03    Class  Acceptance  Requirement                      4
                 4.04    One  Vote  Per  Holder                              4
                 4.05    Cramdown                                            4

V.            TREATMENT  OF  ADMINISTRATIVE  EXPENSES  AND
              CLASSES  NOT  IMPAIRED  UNDER  THE  PLAN                       4
                 5.01    Class  1:  Administrative  Expenses                 4
                 5.02    Class  2:  Priority  Tax  Claims                    5

VI.          TREATMENT  OF  CLASSES  IMPAIRED  UNDER  THE  PLAN              5
                 6.01    Class  3:  Priority  Wage  Claims                   5
                 6.02    Class  4:  General  Unsecured  Claims               5
                 6.03    Class  5:  Unsecured Portion of Secured
                        Creditor's Claim                                     5
                 6.04    Class  6:  Secured  Claims                          6
                 6.05    Class  7:  Equity  Security  Holders' Interests     6

VII.         IMPLEMENTATION  OF  THE  PLAN                                   6
                 7.01    Procedure  To  Implement  The  Plan                 6
                 7.02    Appointment  of  a  Disbursing  Agent               6
                           a.  Duties  Of  The  Disbursing  Agent            6
                           b.  Termination  of  Disbursing Agents' Duties    7
                 7.03    Effectuating  Documents                             7
                 7.04    Property  Vests  In  The  Debtor                    7
                 7.05    Unclaimed  Monies                                   7
                 7.06    Binding to Debtor And Creditors                     7

VIII.        CONDITIONS  OF  CONFIRMATION                                    7
                 8.01    Conditions  To  Confirmation  Of The  Plan          7

IX.           GENERAL  PROCEDURES  FOR  OBJECTING  TO  CLAIMS
              AND  RESOLVING  AND  TREATING  CONTESTED  AND
              CONTINGENT  CLAIMS                                             8
                 9.01   Claim  Objection  Deadline                           8
                 9.02   Preservation  Of  Objections  To  Claims             9
                 9.03   No  Monetary  Distributions  Pending
                        Resolution  Of Objections                            9
                 9.04   Interest  On  Contested  Claims  and
                        Contingent Claims                                    9
                 9.05   Treatment  Of  Contingent  Claims                    9
                 9.06   Disallowance  Of  Post-Petition  Additions          10
                 9.07   Settlement  Of  Disputed  Claims                    10
                 9.08   Preservation  Of  Debtors' Claims, Demands
                        And Causes of Action                                10

X.            GENERAL  PROVISIONS                                           10
                10.01   Post-Confirmation  Operating  Of  The
                        Automatic  Stay                                     10
                10.02   Prohibition Against Discriminating
                        Treatment Against The Debtor                        10
                10.03   Compliance  With  Tax  Requirements                 11
                10.04   Insurance                                           11
                10.05   Termination  Of  Adequate  Protection  Payments     11
                10.06   No  Additional  Charges                             11
                10.07   Deficiency  Claims                                  11
                10.08   Barring  Of  Claims                                 11
                10.09   Amount  Of  Claims                                  11
                10.10   Remedies  To  Cure  Defects                         11
                10.11   Retention  of  Jurisdiction                         11
                10.12   Modification  Of  Plan                              12
                10.13   Severability                                        13
                10.14   Revocation  Of  Plan                                13

XI.          DISCHARGE  OF  DEBTOR                                          13
                11.01   Discharge  Of  The  Debtor                          13
                11.02   Effect  Of Discharge  On  Other  Entities           14
                11.03   Modification Of  Plan  Due  To  Default             14

XII.        TREATMENT  OF  EXECUTORY  CONTRACTS
              AND  UNEXPIRED  LEASES                                        14
                12.01   Description  of  Executory  Contracts               14
                12.02   Rejected  If  Not  Assumed                          14
                12.03   Expired  Contracts  Or  Leases                      14
                12.04   Bar  To  Rejection  Damages                         14
                12.05   Treatment  of Claims Arising From
                        Assumption Or Rejection                             15

                                    ARTICLE I
                                   DEFINITIONS

     1.01  Defined  Terms.  The  capitalized  terms used in this Plan shall have
           --------------
the meanings as set forth in Appendix "A" attached hereto. Unless otherwise specifically stated, the term Debtor shall mean both the joint proponents of the Plan

     1.02  Undefined Terms.  Terms and phrases, whether capitalized or not, that
           ---------------
are used and not defined in Appendix "A" attached hereto, but are defined by the Bankruptcy Code, have the meanings ascribed to them in the Bankruptcy Code.

     1.03  Interpretation.  The  headings  in  this Plan are for convenience and
           --------------
reference  only  and  shall not limit or otherwise affect the provisions hereof.
Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.

                                   ARTICLE II
                     CLASSIFICATION OF CLAIMS AND INTERESTS

     2.01  General.  For  the  purposes  of  organization  only  with respect to
           -------
administrative expenses and for purposes of organization, voting and all Confirmation matters with respect to all Claims of Creditors of the Debtor, this Plan classifies Claims of all creditors of both Joint Debtors collectively without regard to the Debtor contracting the debt. The claims are then placed in the separate and distinct Classes as set forth in this Article II. The following Classes shall include all claims against either Joint Debtor without regard to which of the two actually incurred the debt.

     2.02  Class 1: Administrative Expenses.  Class 1 shall consist of the costs
           --------------------------------
and expenses of administration as defined in Sec. 503 of the Bankruptcy Code for which application or allowance is made, or a Claim is filed, as the same are allowed, approved, and ordered paid by the Court. Administrative Expenses shall consist of: (1) all Claims arising under Sec. 330 of the Bankruptcy Code, including reasonable compensation for actual and necessary services rendered by a professional person (including attorneys) and by any paraprofessional persons employed by such, based on, among other things, the nature, extent and value of such services, the time spent on such services, and the cost of comparable services other than in a case under Title 11; (2) the costs and expenses of the administration of this proceeding, including, but not limited to, any Bankruptcy Court Clerk fees or Court Reporter's fees which have not been paid, and the cost of reproduction and mailing of this Plan and the Disclosure Statement; (3) any post-petition operating expenses of the Debtor which are due and unpaid at Confirmation; and (4) the actual and necessary costs of preserving the Estate.

     2.03     Class  2:  Priority  Tax  Claims.  Class  2  consists  of  all tax
              --------------------------------
obligations of the Debtor, if any, which are entitled to priority under Sec. 507(a)(8) of the Bankruptcy Code.

     2.04     Class  3:  Priority  Wage  Claims.  Class 3 consists of priority
              ----------------------------------
wage claims.

     2.05     Class  4:  General  Unsecured  Claims.  Class 4 consists of the
              --------------------------------------
Allowed general Unsecured Claims. This Class shall include all Claims not otherwise classified.

     2.06     Class  5:  Unsecured Portion of Secured Creditors' Claims.  The
              ----------------------------------------------------------
Class 5 consists of the unsecured portion of Jan Wallace's secured claim. This is hereby fixed at $50,000.

     2.07     Class  6:  Secured Claims.     Class 6 consists of the secured
              -------------------------
claim of Class 5 Jan Wallace which is fixed at $1,139.939.70. That amount shall be evidenced by a new note secured by the same existing security interest. The note shall be payable on or before September 30, 2002.

     2.08     Class  7:  Equity Security Holders' Interests.  Class 7 consists
              ---------------------------------------------
of  all  equity  interests  represented  by  membership interests in the Debtor.

     2.09     Elimination  of Classes.  Any Class that is not occupied as of the
              -----------------------
of the hearing on confirmation of this Plan by an Allowed Claim or a Claim temporarily allowed pursuant to Rule 3019 of the Bankruptcy Rules shall be deemed deleted from this Plan for purposes of voting on acceptance or rejection of this Plan and for the purpose of determining whether this Plan has been accepted by such Class pursuant to Section 1129 of the Bankruptcy Code.

                                   ARTICLE III

                     IDENTIFICATION OF UNIMPAIRED CLASSES OF
                           CLAIMS AND EQUITY INTERESTS

     3.01     Impaired  Classes  of  Claims.  Classes 3, 4, 5 and 6 are impaired
              -----------------------------
under this Plan. Administrative Expenses (Class 1) and Priority Tax Claims (Class 2) are treated in accordance with Section 1129(a)(9) of the Bankruptcy Code. All other classes are unimpaired.

     3.02     Impairment  Controversies.  If  a  controversy arises as to
              -------------------------
whether any Claim or any class of Claims is impaired under this Plan, such class shall be treated as specified in this Plan unless the

Bankruptcy Court shall determine such controversy upon motion of the party challenging the characterization of a particular Class or Claim under this Plan.

                                   ARTICLE IV

                   ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF
                   REJECTION BY ONE OR MORE CLASSES OF CLAIMS

     4.01     Classes  Entitled to Vote.  Each impaired Class of Claims shall be
              -------------------------
entitled to vote separately to accept or reject this Plan. Any unimpaired Class of Claims shall not be entitled to vote to accept or reject this Plan.

     4.02     Creditors  Not  Entitled  to  Vote.  Only Creditors holding Claims
              ----------------------------------
that are not contested may vote for the Plan unless authorized by the Court to do so after motion and court order entered prior to the Confirmation hearing unless Debtor stipulate to allow a Creditor temporary voting privileges.

     4.03     Class  Acceptance  Requirement.  A  Class  of  Claims  shall  have
              ------------------------------
accepted this Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims of such class that have voted on this Plan.

     4.04     One  Vote  Per Holder.  If a holder of a Claim holds more than one
              ---------------------
Claim in any one class, all Claims of such holder in such Class shall be aggregated and deemed to be one Claim for purposes of determining the number of Claims voting on this Plan.

     4.05     Cramdown.  Notwithstanding  the  rejection  or deemed rejection of
              --------
this Plan by any class of Claims, Debtor shall request that the Bankruptcy Court confirm this Plan in accordance with Section 1129(b) of the Bankruptcy Code.

                                    ARTICLE V

                      TREATMENT OF ADMINISTRATIVE EXPENSES
                     AND CLASSES NOT IMPAIRED UNDER THE PLAN

     5.01     Class  1:  Administrative  Expenses.  The allowed amount of unpaid
              -----------------------------------
Administrative Expenses owing to Warnicke & Littler shall be paid by issuance to said firm or its principals of shares amounting to ninety-five percent (95%) of the common stock in a new affiliate to be formed pursuant to this Plan. The remaining shares of common stock in said new affiliate shall be issued, pro rata, to each equity security holder from a pool consisting of five percent (5%) of the outstanding stock. All shares shall be issued pursuant to Section 1145 of the Bankruptcy Code.

     5.02     Class  2:  Priority  Tax  Claims.  Debtor  will  pay  all  Class 2
              --------------------------------
claims,  if  any,  in  full  on  or  before  the  Effective  Date.

                                   ARTICLE VI

                              TREATMENT OF CLASSES
                             IMPAIRED UNDER THE PLAN
     6.01.     Class 3:  Priority Wage Claims.  The entire amount of wage claims
               ------------------------------
of Dean Drummond shall be satisfied by the distribution to him of ninety-five percent (95%) of the common stock of MW Europe, an affiliate the Debtor shall form as a Nevada corporation pursuant to this Plan. The entire amount of wage claims of Grace Sim shall be satisfied by the distribution to her of ninety-five percent (95%) of the common stock of NW Asia, an affiliate the Debtor shall form as a Nevada corporation pursuant to this Plan. The entire amount of wage claims of Tyler Brown shall be satisfied by the distribution to him of ninety-five percent (95%) of the common stock of NW South America, an affiliate the Debtor shall form as a Nevada corporation pursuant to this Plan. All shares shall be issued pursuant to Sec. 1145 of the Bankruptcy Code.

     6.02.     Class  4:  General Unsecured Claims.  Class 4 unsecured claimants
               -----------------------------------
shall have the choice of being paid under one of the two following alternatives:

     A. Payment, pro rata, from a fund of $10,000.00 to be advanced as an administrative loan by the secured creditor; or

     B. By issuance, pursuant to Sec. 1146, of shares pro rata according to each allowed claim so electing from a pool of 4,500,000 shares of the MW Debtor.

Said election shall be made in writing in the ballot to be marked to creditors. Any creditor not voting shall be deemed to have election option A.

     6.03     Class  5:  Unsecured  Portion  of  Secured  Creditor's Claim.  The
              ------------------------------------------------------------
Class 5 claims shall be paid by issuance of ninety-five percent (95%) of the shares of the Microwave Debtor, ninety-five percent (95%) of the shares of the Fitness Club affiliate (MW Fitness) that the Debtor shall form as a Nevada corporation pursuant to this Plan. All shares therein shall be issued hereunder pursuant to Sec. 1145 of the Bankruptcy Code. The holder of the Class 5 claim shall also satisfy the $10,000 administrative loan being made for the $10,000 to be distributed to Class 4 claimants.

     6.04     Class  6:  Secured  Claims.     The  Class  6 secured claim of Jan
              --------------------------
Wallace in the amount of $1,189,939.70 shall be allowed as a secured claim in the amount of $1,139,939.70. The remainder of said claim, $50,000 shall be deemed a Class 5 claim. The $1,139,939.70 secured claim shall be evidenced by a new promissory note from the Debtor payable on or before September 30, 2002. Said note shall bear interest from January 15, 2002 until paid. Said promissory note shall be secured by the same security interest in all the Debtor's property now held by Jan Wallace.

     6.05     Class  7:  Equity  Security  Holders'  Interests.  Class 7, Equity
              ------------------------------------------------
security holders (except Jan Wallace) shall retain their stock interests in the MW Debtor. Equity security holders shall also be issued stock pursuant to Sec. 1145 in proportion to their ownership of the Debtor from a pool of shares equal to five percent (5%) of the total shares in the Microwave Debtor. All presently outstanding shares of the MW Debtor in the Microwave Debtor shall be cancelled. Equity security holders shall also be issued five percent (5%) of the shares in MW Fitness, five percent (5%) of the shares in MW Europe, five percent (5%) in NW Asia and five percent (5%) in NW South America.

                                   ARTICLE VII
                           IMPLEMENTATION OF THE PLAN

     7.01     Procedure  To Implement The Plan.  On or shortly after the date of
              --------------------------------
Plan Confirmation, the Debtor shall determine the amounts of all allowed Class claims as quickly as can be accomplished given the court calendar and the objection process. The Debtor shall file a report with the court and shall inform the transfer agent upon confirmation to proceed to issue all shares in both joint Debtors as set forth in the Report. The Debtor and MW Fitness, the Debtor and MW Europe, the Debtor and MW Asia, the Debtor, and NW South America, the Debtor, shall, following confirmation, execute and deliver such formal license agreements as are deemed appropriate.

     7.02     Appointment  Of  A  Disbursing  Agent.  The  Reorganized MW Debtor
              -------------------------------------
shall serve as Disbursing Agent for all distributions to be made to the Classes under the Joint Plan and shall direct a qualified transfer agent to issue the shares.

     a. Duties of The Disbursing Agent. The Disbursing Agent shall receive, disburse and account to the Court, the Creditors, Equity Security Holders and other parties in interest for the shares to be issued, and shall be responsible for reviewing and approving all claims (all disputes to be resolved by the Court), keeping adequate records of all transactions, receipts and disbursements, communicating with, and advising all Creditors, Equity Security Holders and other parties in interest as needed, and such other duties as may be consistent with the responsibilities of a Disbursing Agent. The Debtor shall use a transfer agent to assist with distributions of shares of stock and the keeping of stockholder records. The Disbursing Agent shall monitor the pending litigation against MCC/Ferro Magnetic Services, Inc., collect any net proceeds and distribute the same to creditors entitled to such proceeds under this Plan.

     b. Termination of Disbursing Agents' Duties: The entry of an order terminating and concluding the case shall discharge the Disbursing Agent.

     7.03     Effectuating  Documents.  On  or before the Effective Date, Debtor
              -----------------------
shall file with the Bankruptcy Court such agreements, indentures, instruments and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

     7.04     Property  Vests In The Debtor.  All Property, assets and rights of
              ------------------------------
the estate of the Debtor shall vest in the Debtor, free and clear of all liens, claims and encumbrances of any kind whatsoever unless expressly provided for under this Plan. Debtor shall be able to manage its affairs, subject only to the limitations set forth in this Plan, without the requirement of further orders from the Bankruptcy Court.

     7.05     Unclaimed  Monies.  All  distributions  of  shares  under the Plan
              -----------------
which are returned by the Post Office undelivered or which cannot be delivered due to lack of a current address will be retained by the Debtor; after the expiration of six months from the date of the first attempted distribution, shares of stock and all future distributions will vest in the reorganized Debtor as treasury stock (or in the affiliate of its shares) free of any Claim by the distributee.

     7.06     Binding  To  Debtor  And  Creditors.  Upon  the  entry  of  the
              -----------------------------------
Confirmation Order, this Plan shall bind the Debtor, any entity acquiring or being distributed any property under this Plan, any Creditor, whether or not their Claims and interests are impaired under this Plan and whether or not they have accepted this Plan.

                                  ARTICLE VIII
                           CONDITIONS OF CONFIRMATION

     8.01  Conditions  To  Confirmation  Of  The  Plan.  It shall be a condition
           -------------------------------------------
precedent  to  the

Confirmation  of this Plan that the Final Order provide for:

          (a)     Confirmation  of  this  Plan;

          (b) To supplement the injunctive provisions of Sec. 524 of the Bankruptcy Code, except as provided in this Plan or the Confirmation Order, as of the Confirmation Date, all persons or entities and governmental units shall be stayed, restrained and enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities: (i) commencing or continuing in any manner any action or other proceeding against Debtor, or its property; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting or recovering in any manner any judgment, award, decree or order against Debtor, or its property; (iii) creating, perfecting or enforcing in any manner, directly or indirectly, any lien or encumbrance against Debtor, or any of its property, or any direct or indirect transferee of any property of, or any direct or indirect successor in interest to, or any property of such transferee or successor; (iv) setting-off, seeking reimbursement of, contribution from, subrogation against or otherwise recouping in any manner directly or indirectly, any amount owed to Debtor, or any direct or indirect transferee of any property of, or any successor in interest to Debtor, commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan.

          (c) Acceptance or rejection of this Plan was solicited in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and no Person conducting or participating in solicitation, including Debtor, shall be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation government solicitation of acceptance or rejection of a plan of reorganization.

                                   ARTICLE IX

                   GENERAL PROCEDURES FOR OBJECTING TO CLAIMS
                      AND RESOLVING AND TREATING CONTESTED
                              AND CONTINGENT CLAIMS

     9.01  Claim  Objection Deadline.  Unless another date is established by the
           -------------------------
Bankruptcy Court, all objections to Claims shall be filed with the Clerk of the Bankruptcy Court and served on the holders of such Claims (unless earlier filed) by the later of 60 days after the Effective Date or the date that is sixty

(60) days after a particular proof of Claim (or a request for payment in the case of Administrative Claim) has been filed. If an objection has not been filed to a Claim by the deadlines established herein, the Claim shall be treated as an Allowed Claim; provided, however, that no objection shall be required if a Claim was not listed on the Schedules or was listed on the Schedules as disputed, contingent or unliquidated, or was not evidenced by a timely filed proof of Claim. No such unlisted, disputed, contingent, unliquidated or unfiled Claim shall be treated as an Allowed Claim, except pursuant to a Final Order so providing. The objection deadlines established herein shall not apply to Claims and causes of action that must be asserted through an adversary proceeding.

     9.02  Preservation  Of  Objections To Claims.  Except as otherwise provided
           --------------------------------------
in this Plan or in the Confirmation Order or other Final Order, no compromise, waiver or release of Claims, demands or causes of action, that may be provided for in this Plan or in any Final Order of the Court shall, in any way, limit or impair the right of the Debtor to prosecute objections to Claims, and the Debtor hereby retains all objections to the allowability of a Claim and all defenses associated with such objections.

     9.03  No  Monetary  Distributions  Pending  Resolution  Of  Objections.
           ----------------------------------------------------------------
Notwithstanding any other provision of this Plan, no monetary distributions shall be made with respect to a contested Claim (or any contested portion of a Claim, if such Claim is not severable) by Debtor unless and until all objections to such contested Claim have been determined by Final Order. No distributions to Class 3 creditors shall be made until all objections are resolved, but distributions to all other classes shall not be delayed.

     9.04 Interest On Contested Claims And Contingent Claims.  No interest shall
          --------------------------------------------------
accrue on a contested Claim during the period from the Effective Date until the date on which the Claim is allowed, if ever, and no interest shall accrue on a contingent Claim during the period from the Effective Date until the date on which the Claim becomes fixed and absolute or is otherwise allowed, if ever; provided that a contested Claim or a contingent Claim that is specifically entitled to post-confirmation interest by the terms of this Plan, and that is ultimately allowed, shall accrue post-confirmation interest from the Effective Date.

     9.05  Treatment  Of  Contingent  Claims.  Until  such  time as a contingent
           ---------------------------------
Claim or a contingent portion of an Allowed Claim becomes fixed and absolute or is disallowed, such Claim shall be treated as a contested Claim for all purposes related to the distributions under this Plan; provided, however, that the distribution entitlements shall arise only from the date on which a contingent Claim becomes fixed and absolute or is otherwise allowed.

     9.06  Disallowance  Of  Post-Petition  Additions.  The  Debtor shall not be
           ------------------------------------------
required to make specific objection to proofs of Claim that allege a right to recover post-petition interest, penalties, fees, and other accruals with respect to pre-petition Claims (except Secured Claims entitled to such accruals pursuant to Sec. 506(b) of the Bankruptcy Code), and any Claim amounts attributable to such post-petition interest, penalties, fees and other accruals shall be disallowed in full upon entry of the Confirmation Order.

     9.07  Settlement  Of  Disputed  Claims.  The  Debtor shall be authorized to
           --------------------------------
settle, without Court approval, any disputed Claims with a settlement amount that does not exceed five thousand dollars ($5,000).

     9.08  Preservation  Of  Debtor's Claims, Demands And Causes Of Action.  All
           ---------------------------------------------------------------
claims, demands and causes of action held by, through or on behalf of the Debtor, against any other person or entity, are hereby preserved in full, unless otherwise provided by this Plan; and no provision of this Plan shall impair the rights of the Debtor with respect to any of such claims, demands and causes of action to prosecute and defend against any such preserved claims, demands and causes of action.
                                    ARTICLE X
                               GENERAL PROVISIONS

     10.01  Post-Confirmation  Operating  Of  The  Automatic Stay.  Any lawsuits
            -----------------------------------------------------
pending in any court (other than the Bankruptcy Court) that seek to establish Debtor's liability on pre-petition Claims and that are stayed pursuant to Sec. 362 of the Bankruptcy Code, shall be dismissed with prejudice as of the Effective Date unless the Debtor elects to have its liability determined by such other courts. Any pending motions to lift or vacate the automatic stay shall be deemed denied as of the Effective Date and the stay shall remain in effect. Any such pre-petition Claims shall be determined as provided in this Plan.

     10.02  Prohibition Against Discriminating Treatment Against The Debtor.  No
            ---------------------------------------------------------------
individual, entity or government may discriminate against the Debtor solely because of the commencement, continuation or termination of this Chapter 11 proceeding, or because of any provision of this Plan. The Confirmation Order shall constitute an express injunction against such discriminating treatment.

     10.03  Compliance  With  Tax  Requirements.  In  connection with this Plan,
            -----------------------------------
Debtor shall comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities.

     10.04  Insurance.  The  Debtor  shall  use  its  best  efforts  to maintain
            ---------
insurance on all of its property sufficient to cover the Allowed Claims of all Creditors.

     10.05  Termination  Of  Adequate  Protection Payments.  Upon the entry of a
            ----------------------------------------------
Confirmation Order by the Court, any and all payments to Secured Creditors for adequate protection shall be terminated.

     10.06  No  Additional Charges.  Except as expressly stated in this Plan, or
            ----------------------
as allowed by Court order, no interest, penalty, late charge or additional charges (such as attorneys' fees) shall be allowed on any Claim subsequent to the Filing Date.

     10.07  Deficiency  Claims.  Unsecured Creditors whose Claims arise out of a
            ------------------
deficiency resulting from the abandonment of Collateral to a previously Secured Creditor or resulting from orders granting relief from the provisions of Sec. 362 of the Bankruptcy Code, must file their Claims within thirty (30) days after Confirmation of this Plan.

     10.08  Barring  Of  Claims.  The  entry  of  the  Confirmation  Order shall
            -------------------
permanently bar the filing and asserting of any Claims against the Debtor which arose or relate to the period of time prior to the Confirmation Date, which were listed by the Debtor in its Schedules and Statement Of Financial Affairs filed with the Court or were not evidenced by timely and proper proofs of Claim filed with the Court.

     10.09  Amount Of Claims.  All references to Claims and amount of the Claims
            ----------------
refer to the amount of the Claims as allowed by the Court. The Debtor reserves the right, both before and within thirty days after the Effective Date, to object to Claims so as to have the Court determine the amount allowed to be paid under this Plan.

     10.10  Remedies  To Cure Defects.  After Confirmation, the Debtor may, with
            -------------------------
the approval of the Court, and so long as it does not materially and/or adversely affect the interest of Creditors, remedy any defect or omission, or reconcile any inconsis-tencies in this Plan, or in the Confirmation of this Plan, in such a manner as may be necessary to carry out the purposes and the intent of this Plan.

     10.11  Retention Of Jurisdiction.  After the Effective Date, the Bankruptcy
            -------------------------
Court shall retain and have exclusive jurisdiction over the Chapter 11 cases for the following purpose:

          (a) To determine any and all objections to the allowance of Claims;

          (b) To determine any and all applications for allowances of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or this Plan;

          (c) To determine any applications for the rejection or assumption of executory contracts or unexpired leases or for the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which Debtor is a party or with respect to which Debtor may be liable, and to hear and determine, and if need be, to liquidate any and all Claims arising therefrom;

          (d) To determine any and all applications, adversary proceedings and contested or litigated matters that may be pending on the Effective Date;

          (e) To consider any modifications of this Plan, including creation of a new affiliate or subsidiary, to remedy any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order, to the extent authorized by the Bankruptcy Code;

          (f) To determine any and all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of this Plan or any person or entity's obligations thereunder;

          (g) To determine all controversies, suits and disputes arising as a result of a demand by any utility for a deposit or other form of security as a condition to providing post-confirmation utility services to Debtor;

          (h) To determine all controversies, suits and disputes of this Plan as a result of discriminatory treatment of Debtor;

          (i) To hear and determine any Claim or cause of action by or against Debtor, and to consider and act on the compromise and settlement of any Claim or cause of action by or against Debtor; and

          (j) To issue such orders in aid of execution of this Plan, as are authorized by Sec. 1142 of the Bankruptcy Code.

     10.12  Modification Of Plan.  Modifications of this Plan may be proposed in
            --------------------
writing by Debtor at any time before Confirmation, provided that this Plan, as modified, meets the requirements of Sec.Sec. 1122 and 1123 of the Bankruptcy Code, and Debtor shall have complied with Sec. 1125 of the Bankruptcy Code.

This Plan may be modified at any time after Confirmation and before its substantial consummation, provided that this Plan, as modified, meets the requirements of Sec.Sec. 1122 and 1123 of the Bankruptcy Code and provided that the Bankruptcy Court, after such notice and hearing, if any, deemed necessary by the Bankruptcy Court, confirms this Plan, as modified, under Sec. 1129 of the Bankruptcy Code. A holder of a Claim that has accepted or rejected this Plan shall be deemed to have accepted or rejected, as the case may be, such Plan as modified, unless within the time, if any, fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.

     10.13  Severability.  Wherever  possible, each provision of this Plan shall
            ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Plan. Furthermore, if the Bankruptcy Court will not confirm this Plan because one or more provisions hereof are determined to be prohibited or invalid under applicable law, Debtor may seek permission of the Bankruptcy Court to amend this Plan by deleting the offending provision.

     10.14  Revocation  Of  Plan.  Debtor  reserves  the  right to revoke and/or
            --------------------
withdraw this Plan prior to entry of the Confirmation Order. If Debtor revokes and/or withdraws this Plan, or if Confirmation of this Plan does not occur, then this Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against Debtor or any other person or entity or to prejudice in any manner the rights of Debtor or any person or entity in any further proceeding involving Debtor.

                                   ARTICLE XI
                               DISCHARGE OF DEBTOR

     11.01     Discharge  Of  The  Debtor.  Except as otherwise provided in this
               --------------------------
Plan or in the Confirmation Order, the rights afforded under this Plan and the treatment of Claims under this Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims including any interest or Claims from the petition date. Confirmation of this Plan shall discharge the Debtor from all Claims or other debts, liabilities or obligations of any kind or nature, that arose, in whole or part, before the

Effective Date, and all debts of the kind specified in Sec.Sec. 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of Claim based on such debt is timely filed or deemed filed pursuant to Sec. 501 of the Bankruptcy Code, a Claim based on such debt is allowed pursuant to Sec. 502 of the Bankruptcy Code, or the holder of a Claim based on such debt has accepted this Plan.

     11.02     Effect  Of  Discharge On Other Entities.  Pursuant to Sec. 524(e)
               ---------------------------------------
of the Bankruptcy Code, except as otherwise provided in this Plan, the discharge of a debt of the Debtor, pursuant to this Plan, shall not affect the liability of any other entity on, or the Property of any other entity for, such debt. Provided, however, the affiliate created by the Debtor pursuant to this Plan shall not be liable for the debts or obligations of the Debtor.

     11.03     Modification  Of Plan Due To Default.  If any Creditor holding an
               ------------------------------------
Allowed Claim seeks such an Order, the Debtor may seek modification of the Plan prior to entry of the Order based upon good cause and reasonableness of the modification.

                                   ARTICLE XII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

     12.01  Description  of  Executory  Contracts.  The  Debtor has no executory
            -------------------------------------
contracts except a lease. This lease is rejected and any claim shall be a Class 4 general unsecured claim.

     12.02     Rejected  If  Not  Assumed.  Notwithstanding  the Debtor's belief
               --------------------------
that it has no executory contracts, all contracts and leases of Debtor that constitute executory contracts or unexpired leases as of the date of filing the Chapter 11 petition for relief shall be rejected as of the Effective Date.

     12.03     Expired  Contracts Or Leases.  Any contract or lease that expired
               ----------------------------
pursuant to its terms prior to the Effective Date, and that has not been assumed or rejected by Final Order prior to the Effective Date, is hereby specifically rejected.

     12.04     Bar  To  Rejection  Damages.  If  the  rejection  or an executory
               ---------------------------
contract or unexpired lease results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable unless a proof of Claim is filed with the Bankruptcy Court and served upon the Debtor as follows: (a) if the Claim arises from the rejection of an executory contract or unexpired lease by operation of any provision of this Plan, thirty (30) days after the date of service of notice of the Effective Date; (b) if the Claim arises from the rejection of an executory contract or unexpired lease pursuant to a Final Order of the Bankruptcy Court (other than the Confirmation Order) authorizing rejection of such contract or lease, thirty (30) days after service of notice of the entry of such Final Order; or (c) if the Claim arises from the rejection of an executory contract or unexpired lease that is rejected after withdrawal of the assumption thereof, thirty (30) days after service of notice of the assumption withdrawal. The foregoing applies only to Claims arising from the rejection of an executory contract or unexpired lease; any other Claims held by a party to a rejected contract or lease shall have been evidenced by a proof of Claim filed by earlier applicable bar dates or shall be barred and unenforceable.

     12.05     Treatment  of  Claims  Arising From Assumption Or Rejection.  All
               -----------------------------------------------------------
Allowed Claims arising from the assumption of an executory contract or unexpired lease shall be treated as a General Unsecured Claim (Class 4) unless otherwise ordered by Final Order of the Bankruptcy Court.

     DATED  this  29th  day  of  May,  2002.

                                     WARNICKE  &  LITTLER,  P.L.C.

                                   By:  /s/Ronald  E.  Warnicke
                                        ------------------------------------
                                        Ronald  E.  Warnicke
                                        Thomas  E.  Littler
                                        1411  North  Third  Avenue
                                        Phoenix,  AZ  85004

COPY  of  the  foregoing  mailed/hand
delivered*/telefaxed**  this  29th  day
of  May,  2002,  to:

The  Honorable  Redfield  T.  Baum
United  States  Bankruptcy  Judge
2929  N.  Central  Ave.
Phoenix,  Arizona  85012

Office  of  the  United  States  Trustee
2929  N.  Central  Ave.
Phoenix,  Arizona  85012

Cane  &  Company,  LLC
Attn:  Michael  Cane
2300  W.  Sahara  Ave.,  #100
Las  Vegas,  NV  89102

Fritz,  Manspeaker  &  Associates,  LLC
Attn:  Tom  Fritz
6380  N.  Camino  Arturo
Tucson,  AZ  85718

Robert  Spertell
8843  Newcastle  Avenue
Northridge,  CA  91325

By  /s/  Joanne  Bjorklund
    ----------------------

                                   APPENDIX A
                                   DEFINITIONS

     Defined  Terms.  For  purposes  of this Plan, the capitalized terms used in
     --------------
this  Plan  shall  have  the  meanings  as  set  forth  below:

          1.01     Administrative  Claims/Expenses.  Claims  and  expenses which
                   -------------------------------
are allowed pursuant to Sec. 503(b) of the Bankruptcy Code and which are entitled to priority pursuant to Sec. 507(a)(1) of the Bankruptcy Code.

          1.02     Allowed  Claim.  A Claim (a) with respect to which a Proof of
                   --------------
Claim has been filed with the Court within the applicable period of limitation fixed by the Federal Rules Of Bankrupt-cy Procedure, Rule 3003, or (b) scheduled in the list of Creditors prepared and filed with the Court pursuant to Federal Rules Of Bankruptcy Procedure, Rule 1007(b) and not listed as disputed, contingent or unliquidated as to amount, and in either case, as to which no objection to the allowance thereof has been filed within any applicable period of limita-tion fixed by Federal Rules Of Bankruptcy Procedure, Rule 3007, the Plan, an order of the Court, or as to which any such objection has been determined by an order or judgment which is no longer subject to appeal and as to which no appeal is pending. An Allowed Claim shall not include unmatured or post-petition interest unless otherwise provided hereafter in the Plan.

          1.03     Allowed Secured Claim.  This term refers to and means a Claim
                   ---------------------
that  is  both  an  Allowed  Claim  and  a  Secured  Claim.

          1.04     Allowed  Unsecured  Claim.  This  term  refers to and means a
                   -------------------------
Claim  that  is  both  an  Allowed  Claim  and  an  Unsecured  Claim.

          1.05     Ballot.  This  term  refers  to  and  means  the  ballot  for
                   ------
accepting or rejecting the Plan which will be distributed to holders of Claims in Classes that are impaired under this Plan and are entitled to vote on this Plan.

          1.06     Bankruptcy  Code.  The  Bankruptcy  Code  is  the Bankrupt-cy
                   ----------------
Reform Act Of 1978, sometimes referred to as the Bankruptcy Code Of 1978, as contained in Title 11 U.S.C.A. Sec. 101, et seq., and all amendments thereto.

          1.07     Bankruptcy Court or Court.  This term refers to and means the
                   -------------------------
United States Bankruptcy Court for the District of Arizona, Phoenix Division, or any other court that exercises jurisdiction over all or part of the Bankruptcy Cases, including the United States District Court for the District of Arizona to the extent that the reference of all or part of the Bankruptcy Cases is withdrawn.

          1.08     Bankruptcy  Rules.  This term refers to and means the Federal
                   -----------------
Rules of Bankruptcy Procedure promulgated under 28 U.S.C. Sec. 2075 and the local rules of Court, as applicable during the term of the Bankruptcy Cases.

          1.09     Bankruptcy  Cases.  This  term  refers  to  and  means  the
                   -----------------
above-captioned  Chapter  11  cases  filed  by  Care  Concepts,  Inc

          1.10     Bar Date.  The last day the Court will allow a Proof of Claim
                   --------
to be filed in this bankruptcy proceeding. The Bar Date is usually the date set for the hearing on approval of the Disclosure Statement and notice of the Bar Date will accompany the notice setting the hearing on approval of the Disclosure Statement, unless another deadline has been set by the Court.

          1.11     Business Day.  This term refers to and means every day except
                   ------------
Saturdays,  Sundays,  and  holidays  observed  by  the  Bankruptcy  Court.

          1.12     Cash  Collateral  Cash,  negotiable instruments, documents of
                   ----------------
title, securities, deposit accounts, or other cash equivalents whenever acquired in which the estate and an entity other than the estate have an interest and includes the proceeds, products, offspring, rents, or profits of property subject to a security interest as provided in Sec. 552(b) of the Bankruptcy Code, whether existing before or after the commencement of a case under Title 11 of the Bankruptcy Code.

          1.13     Chapter 11.  Chapter 11 of the Bankruptcy Code.  Reference to
                   ----------
section numbers are
references to sections in the Bankruptcy Code 11 U.S.C. Sec. 101, et seq., Public Law 95-598, effective October 1, 1979, as amended, unless otherwise speci-fied.

          1.14     Claim.  A  right  to  (1) payment from the Debtor, whether or
                   -----
not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (2) an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          1.15     Class.  One  or  more  creditors  grouped together as defined
                   -----
herein. The Plan is intended to deal with all Claims against the Debtor of whatever character, whether or not contingent or liquidated, and whether or not allowed by the Court pursuant to Sec. 502(a) of the Bankruptcy Code. However, only those Claims allowed pursuant to Sec. 502(a) of the Bankruptcy Code will receive payment under the Plan.

          1.16     Collateral.  Property  which  is  pledged as security for the
                   ----------
satisfaction of a debt. Collateral is additional security for performance of principal obligation, or that which is by the side, and not in direct line. Property subject to a security interest, including accounts, contract rights and chattel paper which have been sold.

          1.17     Collateral  Value.  Collateral Value is the fair market value
                   -----------------
of  the  any  collateral  as  determined  by  the  Court.

          1.18     Confirmation.  The formal approval of the Bankruptcy Court of
                   ------------
a  Plan  Of  Reorganization.

          1.19     Confirmation  Date.  The  date  upon  which  the Confirmation
                   ------------------
Order  is  entered  by  the  Court.

          1.20     Confirmation  Hearing.  This  term  refers  to  and means the
                   ---------------------
hearing regarding confirmation of the Plan conducted by the Bankruptcy Court pursuant to Bankruptcy Code Sec. 1128, including any adjournment or continuation of that hearing from time to time.

          1.21     Confirmation Order.  The Final Order of the Court determining
                   ------------------
that the Plan meets the requirements of Chapter 11 of the Bankruptcy Code and is entitled to Confirmation.

          1.22     Creditor.  A  Creditor or all Creditors of the Debtor holding
                   --------
Allowed Claims for the debts, liabilities, demands or Claims of any character whatsoever, as defined in Sec. 101(4) of the Bankruptcy Code.

          1.23     Debtor.  The  Debtor  is  Care  Concepts,  Inc.,  which  is a
                   ------
Delaware  corporation.

          1.24     Disclosure Statement.  The Disclosure Statement In Support Of
                   --------------------
Care Concept, Inc.'s Joint Plan in its present form, or as it may be amended or supplemented.

          1.25     Disputed  Claim.  This  term refers to and means every Claim:
                   ---------------
(a) that is scheduled by the Debtors as disputed, contingent, or unliquidated; and/or (b) that is not an Allowed Claim.

          1.26     Effective  Date.  The  date following the Confir-ma-tion Date
                   ---------------
after which no appeal of the Confirmation Order can be taken or sixty (60) days from the Confir-mation Date, whichever is later.

          1.27     Estate.  This  term refers to and means the bankruptcy estate
                   ------
of  the  Debtor  created  under  Bankruptcy  Code  Sec.  541.

          1.28     Executory  Contract.  This  term  refers  to  and means every
                   -------------------
unexpired lease and other contract which is subject to being assumed or rejected under Bankruptcy Code Sec. 365.

          1.29     Final  Order.  A  Final Order is an order of the Court which,
                   ------------
not having been reversed, modified or amended and not being stayed and the time to appeal from which or to seek review or rehearing of which having expired, and no such appeal, review, certiorari or rehearing is pending, has become conclusive of all matters adjudicated thereby and in full force and effect.

          1.30     Impaired/Impaired  Class  Under  Sec.  1124 of the Bankruptcy
                   ------------------------
Code, a Class Of Claims is impaired under a Plan unless, with respect to each Claim of such Class: (i) it is paid in full on the Effective Date of the Plan;
(ii) the Plan leaves unaltered the legal, equitable and contractual rights to which such Claim entitles the holder to such Claim; or (iii) all defaults are cured, the original maturity of the Claim is reinstated and the Claim is otherwise treated as provided in clause (ii) above.

          1.31     Interests.  This  term  refers to and means the rights of the
                   ---------
members  of  the  Debtor.

          1.32     Interpretation.  The  headings  in  this  Plan  are  for
                   --------------
convenience and reference only and shall not limit or otherwise affect the provisions hereof. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.

          1.33     IRS.  This  term  refers  to  and  means the Internal Revenue
                   ---
Service.

          1.34     Personal  Property.  This  term  refers  to  and  means  all
                   ------------------
personal  property  owned  by  Debtor.

          1.35     Plan.  This  term  refers  to  and  means  this Joint Plan of
                   ----
Reorganization Proposed By Warnicke and Littler and The Debtor and every modification thereof, if any, filed by the Debtor.

          1.36     Plan Confirmation.  Entry by the Court of an order confirming
                   -----------------
the  Plan  at  or  after  a hearing held pursuant to Sec. 1128 of the Bankruptcy
Code.

          1.37     Preserved  Lien(s).  Any liens required under Sec. 1124(2) of
                   ------------------
the  Bankruptcy  Code.

          1.38     Priority  Claim(s).  Any Claim or Claims entitled to priority
                   ------------------
pursuant to Sec. 507(a) of the Bankruptcy Code other than a Tax Claim or a Claim for Administrative Expenses.

          1.39     Professional  Charges.  This  term  refers  to  and means all
                   ---------------------
professional fees and costs by professional persons approved by the Bankruptcy Court to serve the Debtors or the Committee which have accrued during the pendency of the Debtors' Bankruptcy Cases up to and including the Confirmation Date.

          1.40     Property:  All real and personal Property (individually or as
                   --------
a whole) of the estate of the Debtor as previously or hereafter determined by Final Order of a court of competent jurisdiction and/or as defined in Sec. 541 of the Bankruptcy Code, including, but not limited to, any and all Claims or causes of action in favor of the Debtor against third parties (except as otherwise provided herein).

          1.41     Property  Broker.  This  term  refers  to  and  means  the
                   ----------------
independent person engaged to market and sell the property or any portion thereof.

          1.42     Proponent.  This  term  refers  to  and  means  Warnicke  and
                   ---------
Littler  and  Care Concepts, Inc. who are proposing this Plan of Reorganization.

          1.43     Pro  Rata.  This  term refers to and means proportionally, so
                   ---------
that the ratio of the consideration distributed on account of an Allowed Claim in the Class (or sub-class) and consideration distributed on account of all Allowed Claims in the Class (or sub-class) is the same as the ratio of the Allowed Claims in the Class (or sub-class).

          1.44     Real  Property  Real  Property  owned  by  the  Debtor.
                   --------------
          1.45     Reorganized  Debtor.  The  Debtor, after Confir-mation of the
                   -------------------
Plan,  and  its  successors  and  assigns.

          1.46     Secured  Claim(s).  Any  Claims,  other  than  a  Tax  Claim,
                   -----------------
secured by Property of the Debtor under a duly perfected security interest, to the extent of the value of the Collateral (security), as determined in accordance with Sec. 506 of the Bankruptcy Code.

          1.47     Secured  Creditor(s).  All  Creditors  other  than  taxing
                   --------------------
entities, who hold a lien, security interest or other encumbrance which has been properly perfected as required by law with respect to Property owned by the Debtor.

          1.48     Tax  Claim(s).  Any  Claim  for  taxes  entitled  to priority
                   -------------
pursuant  to  Sec.  507(a)(7)  of  the  Bankruptcy  Code.

          1.49     Term  Of  The  Plan.  That  period  after the Effec-tive Date
                   -------------------
during  which  distributions  are  being  made  to  Creditors.

          1.50     Unsecured  Claim(s):  All  Claims  not  secured  by
                   -------------------
collateral of the estate.

          1.51     Unsecured  Creditor(s).  All Creditors of Debtor holding
                   ----------------------
Unsecured Claims of any character what-soever, except Claims entitled to priority pursuant to Sec. 507 of the Bankruptcy Code.

          1.52     Undefined  Terms.  Terms  and phrases, whether capitalized or
                   ----------------
not, that are used and not defined herein, but are defined by the Bankruptcy Code, have the meanings ascribed to them in the Bankruptcy Code.